Exhibit 99.1

SUPPORTSOFT REPORTS RESULTS FOR THIRD QUARTER 2005

Redwood City, Calif., October 25, 2005 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today reported financial results for its third quarter ended September 30, 2005.

Revenue for the third quarter 2005 was $13.0 million, a 6% increase from $12.2 million for the same period last year and a 24% decrease from $17.0 million in the previous quarter. On a GAAP basis, net loss for the quarter was $85,000 or $0.00 per diluted share compared with a net loss of $332,000 or $0.01 loss per diluted share for the same period last year and net income of $2.1 million or $0.05 per diluted share for the previous quarter.

“While the third quarter was challenging, we did close several significant million dollar transactions and deepen relationships with existing customers and partners. Revenues were strong from our broadband activation and service automation products, the managed service provider channel and the software ISV customer care business,” said Radha Basu, CEO and Chairman of SupportSoft. “We have taken specific actions to closely align our resources and go to market strategies, adjust our operating model and increase the productivity of our sales force to maximize revenues. With our focused strategy and the strength of our balance sheet, I believe we are strongly positioned to address the significant market opportunities in service and support automation.”

The Company today announced that, following a review of its business operations, it has implemented a re-alignment and restructuring, reducing headcount by approximately 10% with a related reduction in operating expenses of approximately $5 million annually.

Recent Highlights:

•	SupportSoft received orders from 3 new customers and 25 existing customers. Four customers placed orders for more than $1 million, including two for more than $2 million.

•	SupportSoft received orders from customers including 3M, Belgacom, BellSouth, Charter Communications, Comcast, Cox Communications, Lockheed Martin, TDC, Time Warner Cable, a significant add-on order from a leading managed service provider and added a second digital video cable customer.

•	SupportSoft extended its relationship with a leading consumer and enterprise software company through the selection of SupportSoft’s solutions to be incorporated into their products to address millions of consumers.

•	Bharti Telecom of India and TDC Switzerland’s sunrise, leading providers of DSL-based voice, video and data services, selected SupportSoft solutions to automate broadband installation and ongoing support for their high-speed data subscribers.

•	SupportSoft counts 27 of the largest cable and DSL high speed data providers as customers, including 18 European and 8 of the top 10 U.S broadband service providers, representing more than 32 million subscribers.

•	The SupportSoft Digital 360 Partner Program was launched, making it possible for operational support (OSS), network management (NMS) and billing support (BSS) systems software vendors to integrate their solutions with SupportSoft ServiceVerify software, integrating problem diagnosis and resolution capabilities for the triple play of broadband data, voice over IP and IPTV services.

•	The 6th annual SupportSoft UserForum will take place November 1-3 in San Francisco. Representatives from Global 2000 enterprises, leading managed service providers and some of the world’s largest digital service providers will be in attendance. The conference will include keynote sessions featuring SupportSoft customers that include, Accenture, Belgacom, BellSouth, Comcast Communications, Cox Communications, EDS, Fidelity Investments, Intel, Lockheed Martin, Marriott, Microsoft, Symantec, Time Warner, UPC and Verizon.

Guidance

Based on the Company’s expectations and current market conditions, SupportSoft expects revenues to be between $13.5 and $15.0 million and earnings per diluted share of ($0.01) to $0.01 on a GAAP basis, including a non-recurring restructuring charge of approximately $600,000 or just over $0.01 per diluted share. For the full year 2005, revenues are expected to be between $59.6 million and $61.1 million and earnings per diluted share of $0.06 to $0.08 on a GAAP basis.

Earnings Call

SupportSoft will host a conference call discussing the Company’s third quarter results on Tuesday, October 25, 2005 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing 888.203.1112 and entering passcode 9690824.

About SupportSoft

SupportSoft, Inc. is a leading provider of Real-Time Service Management (RTSM™) software designed to improve enterprise endpoint automation and technical support and enable triple play service automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Auna, Belgacom, BellSouth, Casema, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TDC Cable TV, TeliaSonera, UPC and Verizon. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, BT, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include ACS, CGI, CompuCom and CSC. For more information, visit http://www.supportsoft.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to SupportSoft’s ability to maximize market and revenue opportunities in the future, the expected benefits and usage of SupportSoft’s products and statements relating to future revenues and earnings per share. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, judgment by management, based upon performance, to release a portion of a deferred tax asset resulting in a credit to tax expenses, its ability to address the opportunities in light of the announced restructuring, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, long sales cycles, diversion of management attention and difficulty in integrating acquired businesses and technologies, diversion of management attention to litigation matters or strategic matters, system failures that may cause an interruption in its customers’ ability to use its products or services, the potential for accounting regulations and related interpretations and policies to require a change in our business practices, accounting policies and financial reporting, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other Factors Affecting our Business and Operating Results” in its Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues:
License fees	$5,741	$5,404	$28,446	$23,751
Services	6,499	7,582	16,393	22,369

Total revenues	12,240	12,986	44,839	46,120
Costs and expenses:
Cost of license fees	46	123	209	440
Cost of services	2,500	3,530	7,078	10,640
Amortization of intangible assets	92	272	92	816
Research and development	2,290	2,700	6,967	8,535
Sales and marketing	5,446	5,304	17,500	18,369
General and administrative	1,660	2,128	4,459	6,387
In-process research and development	1,618	—	1,618	—

Total costs and expenses	13,652	14,057	37,923	45,187
Income (loss) from operations	(1,412)	(1,071)	6,916	933
Interest income and other, net	599	909	1,785	2,523

Income (loss) before income taxes	(813)	(162)	8,701	3,456
Provision for income taxes	481	77	(608)	(176)

Net income (loss)	$(332)	$(85)	$8,093	$3,280

Net income (loss) per share:
Basic	$(0.01)	$(0.00)	$0.19	$0.08

Diluted	$(0.01)	$(0.00)	$0.18	$0.07

Shares used in computing per share amounts:
Basic	42,533	43,001	42,291	42,914

Diluted	42,533	43,001	45,778	44,629

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,
	2004	2005
		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$120,341	$116,695
Accounts receivable, net	9,594	12,890
Prepaids and other current assets	3,523	2,732

Total current assets	133,458	132,317
Property and equipment, net	1,347	1,441
Goodwill	9,792	9,792
Intangible assets, net	5,084	4,267
Other assets	524	864

Total assets	$150,205	$148,681

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$3,100	$2,605
Other accrued liabilities	2,607	2,539
Deferred revenue	16,641	11,463

Total liabilities	22,348	16,607
Stockholders’ equity:
Common stock	4	4
Treasury stock	—	(922)
Additional paid-in-capital	193,851	195,887
Other comprehensive loss	(618)	(795)
Accumulated deficit	(65,380)	(62,100)

Total stockholders’ equity	127,857	132,074

Total liabilities and stockholders’ equity	$150,205	$148,681